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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                        Date of Report: November 3, 2000

                                HEALTH-PAK, INC.
             (Exact name of registrant as specified by its charter)

         Delaware               33-24483-1                     11-2914841
(State or other Jurisdic-     (Commission File            (IRS Employer Identi-
 tion of incorporation         Number)                     fication)

                              2005 Beechgrove Place
                              Utica, New York 13581
                    (Address of principal executive offices)

                                  315 724 8370
                         (Registrant's telephone number)



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ITEM 1. CHANGES IN CONTROL

         Reference is made to Item 5 of this Report set forth below. At the closing of the transaction described below a change in control of the registrant will occur; however, as of this date no change in the control of the registrant has taken place.

ITEM 5.  OTHER EVENTS.

         Health-Pak, Inc. (hereafter "Company") reports that it is in default of its filing requirements under the Securities Exchange Act of 1934, as amended. However, since entering into the Agreement and Plan of Reorganization described below, the Company is in the process of preparing all of the former documents required to bring its reporting current. The following information was deemed by the Company as material and accordingly, the Company is filing this report pending its effort to bring its reporting requirements current.

         Therefore, the Company further advises that pursuant to an Agreement and Plan of Reorganization (hereafter "Agreement") entered into on November 3, 2000, between the Company and Life Energy Technology Holdings Ltd. (hereafter "LETH"), a corporation organized under the laws of the Republic of Ireland, it was agreed that the Company would acquire all of the outstanding shares of common stock (ordinary shares) of LETH from its shareholders in exchange for a total of fifteen million (15M) shares of the common stock of the Company.

SUMMARY OF THE AGREEMENT.

         Upon closing pursuant to the Agreement, LETH will become a wholly owned subsidiary of the Company and the controlling shareholders of LETH will become the controlling shareholders of the Company. Three of the Company's present directors, Messrs. Anthony J. Liberatore, Michael Liberatore and William Meola, will remain as directors of the Company and LETH will nominate three additional directors.

         After the closing, as referenced herein, the Company will change its name to "Life Energy & Technology Holdings Inc." and will acquire the new ticker symbol, "LETH," which has already been reserved.

         The Agreement further requires that after the closing, the Company's presently owned subsidiaries engaged in the business of manufacturing garments and accessories for the medical profession will be sold and will not be continued as part of the new operations of the Company. Under terms of the Agreement, the subsidiaries will be acquired by Anthony J. Liberatore, the Company's president and a director in exchange or a total of three million (3M) shares of the Company's common stock issued to Mr. Liberatore and members of his family. Said shares will be cancelled upon surrender by Mr. Liberatore. This transaction is a condition of the Agreement and is primarily undertaken to accommodate LETH which does not wish to continue this business after the closing.

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         All of the issued and outstanding shares of the common stock of
Health-Pak, Inc., a New York corporation comprising what is currently the Company's present principal business will be acquired by Mr. Liberatore. This corporation is presently in Bankruptcy and will no longer be part of the Company upon acquisition by Mr. Liberatore.

         The Agreement further requires each party to conduct business in the same manner as before and, as far as practicable, only in the ordinary course during the period prior to the signing of the Agreement and its closing.

         The Agreement may be terminated prior to closing by the mutual consent of the parties or by either of them in the event of a material violation of the Agreement or if any warranty or representation is determined to be untrue or if any party should, in its bona fide judgement deem the acquisition inadvisable or impractical by any material defect, obligation or liability of the other party and if there is any previous liability not previously known to the other party. The Agreement may also be terminated if all of the required conditions precedent to the closing are not satisfied.

         The closing of the Agreement is scheduled for ninety days after its execution date of November 3, 2000.

         The foregoing is only a summary of the terms and conditions of the Agreement and does not purport to be a full and complete discussion of all of the terms and conditions of the Agreement. This summary should be read in conjunction with the actual terms of the Agreement attached hereto as Exhibit
(2). A copy of the agreement between Anthony J. Liberatore and the Company for the acquisition of Health-Pak New York is attached hereto as Exhibit "B" to the Agreement.

SUMMARY DESCRIPTION OF THE BUSINESS OF LETH.

         LETH is organized under the laws of the Republic of Ireland. LETH's principal offices are located at Finnabair Science Park, Technology City, Dundalk, County Louth, Ireland. The Company's telephone number is 353 (0) 42 932 0431 and its telefax number is 353 (0) 42 932 0430. The prefix 011 must be dialed first from the United States.

         LETH is an energy, technology, natural resources, financial services and manufacturing holding company which owns approximately nineteen subsidiaries engaged in various businesses, primarily involving natural resources including oil and gas, real estate, industrial and agricultural machinery production, industrial research, solid waste management and conversion, industrial construction, electrical contracting, research, computer technology and other related businesses with an aggregate asset valuation, in management's opinion, in excess of seventy million ($70M) dollars, U.S.

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         LETH's subsidiaries own factories and businesses which manufacture specialized industrial and agricultural machinery and equipment. This specialized and patented equipment includes mining equipment, quarrying and materials handling equipment, waste separation equipment, industrial composting equipment, and waste to energy systems. LETH subsidiaries have established markets for and export their products worldwide.

         Other of LETH's subsidiaries are in the business of designing, manufacturing, construction, and commissioning of industrial buildings on a "turn-key" basis including the design, manufacture and commission of specialized computer control systems. LETH's subsidiaries hold patents for various construction technologies and systems.

         LETH is developing a new waste to energy process. LETH's subsidiaries have multi-year contracts for in excess of six (6) million tons of waste materials per year.

         LETH has purchased a forty-nine (49%) percent interest in Energy Producers, Inc. (hereafter "EGPI") for an investment of twenty million (20M) dollars, U.S. The investment by LETH permitted EGPI to complete the acquisition of certain assets of Calmon Industries, a Texas based energy technology company. Calmon's patented drilling technologies will allow EGPI to recover and improve production from the Hulk Silk field, where Calmon operates the oil field which has eight hundred and ten (810) existing oil wells. The Hulk Silk field was originally developed by Conoco Oil, Inc., and other major producers and has additional adjoining acres with similar geological structures. LETH has access to a credit line of four hundred fifty $450M) million dollars, U.S., available to develop this field and others in the Middle East, the Persian Gulf, North Africa and the Far East.

         Life Energy Research and Development Limited (hereafter "LERD") is an Irish based "brain trust" subsidiary of LETH which was established to provide a continuing flow of technological research and development. LETH believes that this aspect of its business will help it grow in the future in terms of technological development. LERD has consulting agreements with a number of experienced and highly educated consulting professionals who are committed to providing exclusive services to LETH. LERD has already contributed several new technologies to the LETH group of companies including energy technologies, municipal solid waste conversion technologies and new advancements in the building sector. Additionally, new developments have been incurred in the telecommunications sector, in the computer software industry and in transportation and logistics. LERD is headquartered at the company-owned Romanov-Reynolds Research Institute in Dundalk, Ireland and has operations in Ireland, Russia and the United States.

         The technical and advisory committee of LERD is headed by Dr. Chris McCormack, group chief, and has on its staff, Dr. Valery Romanov, Serge Baldin,

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Professor Sergey Baronovsyky (Igorevich), Professor Nikolai V. Kholodkov,
Professor Mikhail Seleznev and Professor Eduard Evreinov.

         LETH is also establishing a financial services division which will assist in financing development activities for its related companies, particularly in the area of location financing for the establishment of new waste management facilities that are managed by joint venture partnerships.

         Since LETH's financial statements are not prepared under U.S. generally accepted accounting principles (hereafter "GAAP") they will not be filed with this report. LETH is currently in the process of preparing its financial statements under GAAP and such statements will be filed by amendment to this report within the prescribed time. In view of the fact that such financial statements are not stated under GAAP rules, no comment with respect to such statements is made or intended to be made herein.

         The Chairman of LETH is Mr. Albert Reynolds TD, the former prime minister of Ireland and one of the architects of the Irish Peace Process. Mr. Reynolds has extensive international business experience and brings to LETH international recognition.

         Dr. Christopher McCormack is also a strategic management consultant and senior partner of McCormack Consultants Dublin. Educated at University College, Dublin, Dr. McCormack holds both B.Sc. (first honors) and Ph.D. degrees awarded by the National University of Ireland and was awarded an NIHC by the National Institute of Health, Bethesda, Maryland. In addition to being an elected member of both the Physiological Society and the Association of Research in Vision and Opthalmology, Dr. McCormack is a distinguished Fulbright Scholar, a Fogarty Fellow and the author of numerous technical and scientific contributions and inventions. Dr. McCormack is the inventor and owner of several patents for the production of ethonol as a green fuel alternative from biomass and waste materials and other biomass to energy processes.

         The foregoing is based upon information supplied by LETH and is a summary only of its present operations. More detailed information will follow in amendments to this report or future 10-K and 10-Q Company reports. LETH maintains a web site at www.LE-TH.com; however, the information set forth in the web site of LETH should not be construed as being incorporated in this document.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 2 Agreement and Plan of Reorganization dated November 3, 2000 Between Health-Pak, Inc. and Life Energy Technology Holdings Ltd. Together with Schedules and Exhibits.

Exhibit 2(1) Agreement of acquisition between Health-Pak, Inc. and Anthony J. Liberatore for the acquisition of Health-Pak, Inc. New York, a subsidiary of the Registrant is set forth in Exhibit "C" of the Agreement And Plan of Reorganization between Health-Pak, Inc.
               and Life Energy Technology Holdings Ltd. refered to above.

         Financial statements for Life Energy & Technology Holdings Ltd. will be filed by amendment to this report within the time prescribed.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 21, 2000                  HEALTH-PAK, INC.

                                           By /s/ Anthony J. Liberatore
                                             ---------------------------------
                                              Anthony J. Liberatore, President

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